UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 8, 2014

SOLAR POWER, INC.
(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation or organization)	000-50142 (Commission File Number)	20- 4956638 (I.R.S. Employer Identification No.)

3400 Douglas Boulevard, Suite 285
Roseville, California 95661-3875
(Address and telephone number of principal executive offices) (Zip Code)

(916) 770-8100
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 8, 2014, Solar Power, Inc.’s wholly-owned subsidiary, Xinyu Xinwei New Energy Co., Ltd. (“Xinwei”) entered into an agreement (the “General Contract”) with Alxa League Zhiwei Photovoltaic Power Generation Co., Ltd. (the “Principal”), whereby Xinwei agreed to provide engineering, procurement and construction services to the Principal for the development of approximately 30MW of photovoltaic power generation project in Alxa League, Inner Mongolia, PRC, for an aggregate contract price of RMB261 million (US$42.6 million), pursuant to the terms and conditions of the General Contract.

The foregoing summary of the terms and conditions of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement attached hereto as Exhibit 10.1 which is hereby incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description

10.1

Alxa League Zhiwei 30MW Photovoltaic Power Generation Project General Contract by and between Alxa League Zhiwei Photovoltaic Power Generation Co., Ltd. and Xinyu Xinwei New Energy Co., Ltd. dated October 8, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLAR POWER, INC. a California Corporation

Dated: October 14, 2014	/s/ Amy Jing Liu
By: Amy Jing Liu
Title: Chief Financial Officer

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